Exhibit 10.1

Execution Version

AMENDMENT NO. 9 TO RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 9 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 31, 2018 (the “Effective Date”), is entered into by and among:
(a)    SUPERIOR COMMERCE LLC, a Delaware limited liability company (the “Seller”),
(b)    SCP DISTRIBUTORS LLC, a Delaware limited liability company (the “Servicer”), and
(c)    MUFG BANK, LTD. (f/k/a/THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), individually (“BTMU” or a “Committed Purchaser”) and as agent for the Victory Group (the “Victory Group Co-Agent”), BANK OF AMERICA, N.A., individually (“BAML” or a “Committed Purchaser”) and as agent for the BAML Group (the “BAML Group Co-Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, individually (“Wells” or a “Commitment Purchaser”), as agent for the Wells Group (the “Wells Group Co-Agent”, and together with the Victory Group Co-Agent and the BAML Group Co-Agent, the “Co-Agents”), and as administrative agent for the Purchasers and the Co-Agents (the “Administrative Agent”).
Capitalized terms used and not otherwise defined herein shall have the meanings thereto in that certain Receivables Purchase Agreement, dated as of October 11, 2013, by and among the parties hereto (as amended or otherwise modified from time to time, the “Receivables Purchase Agreement”).
PRELIMINARY STATEMENT
The parties hereto wish to amend the Receivables Purchase Agreement as hereinafter provided.
In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments. On the terms and subject to the conditions set forth in this Amendment, the parties hereto agree as follows:

1.1All references in the Receivables Purchase Agreement and the other Transaction Documents (including in the schedules and exhibits thereto) to “The Bank of Tokyo-Mitsubishi UFJ, Ltd.” or “BTMU” (in each of the foregoing cases, whether such reference is alone or part of another defined term) are hereby replaced with “MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.)” and “MUFG”, respectively.

1.2Exhibit I to the Receivables Purchase Agreement is hereby amended to add the following new defined terms thereto in their appropriate alphabetical order:

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Agents regarding beneficial ownership of the Seller as required by the Beneficial Ownership Rule.
“Replacement Rate” has the meaning specified in Section 1.8.

1.3The definitions of the following terms set forth in Exhibit I to the Receivables Purchase Agreement are hereby amended and restated in their entirety to read, respectively, as set forth below:

“Applicable Law” means, as to any Person or its property, all domestic , international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, to which such Person or its property is subject.
“Facility Limit” means, for each month beginning on or after November 1, 2018, (a) the amount specified in the second column of the table below (the “Base Facility Limit”), plus (b) the amount (if any) specified in the third column below (the “Seasonal Facility Limit”); provided, however, that the Facility Limit may be increased up to an amount to be determined by agreement of Seller and the Co-Agents, so long as no Amortization Event or Potential Amortization Event exists and is continuing (it being understood that the Commitments associated with any increase in the Facility Limit may be provided by existing Purchasers and/or new Purchasers):

Month*	Base Facility Limit	Seasonal Facility Limit	Facility Limit
January	$95,000,000		$95,000,000
February	$135,000,000		$135,000,000
March	$170,000,000	$40,000,000	$210,000,000
April	$220,000,000	$40,000,000	$260,000,000
May	$255,000,000	$40,000,000	$295,000,000
June	$240,000,000	$40,000,000	$280,000,000
July	$205,000,000	$40,000,000	$245,000,000
August	$190,000,000		$190,000,000
September	$170,000,000		$170,000,000
October	$150,000,000		$150,000,000
November	$135,000,000		$135,000,000
December	$115,000,000		$115,000,000

*Nothing in this table shall be deemed to imply that any Commitment or the Facility Limit extends beyond the Facility Termination Date.

“Facility Termination Date” means the earlier of (i) October 30, 2020, and (ii) the Amortization Date.
“LIBOR Market Index Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 1.8(c), for any day, the one-month Eurodollar Rate for U.S. dollar deposits as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, at approximately 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative

Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes; provided, however, that if, on any day, such one-month Eurodollar Rate for U.S. dollar deposits is reported to be a less than 0%, for purposes of the Transaction Documents, the “LIBOR Market Index Rate” shall be deemed to be 0% for such day. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 1.8(c), in the event that a Replacement Rate with respect to the Eurodollar Rate is implemented, then all references herein to LIBOR Market Index Rate shall be deemed references to such Replacement Rate.
“MUFG LIBO Rate”1 Prior to giving effect to Section 1.1 of this Amendment, this term was the “BTMU LIBO Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 1.8(c), for any Interest Period either (a) the interest rate per annum designated as the MUFG Bank, Ltd. LIBO Rate for a period of time comparable to such Interest Period as of 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Interest Period or (b) if a rate cannot be determined under clause (a), an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration comparable to such Interest Period in a principal amount substantially equal to the applicable Rate Tranche are offered to the principal London office of MUFG by three London banks, selected by MUFG in good faith, at approximately 11:00 a.m. London time on the second Business Day preceding the first day of such Interest Period. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 1.8(c), in the event that a Replacement Rate with respect to the MUFG LIBO Rate is implemented then all references herein to MUFG LIBO Rate shall be deemed references to such Replacement Rate.
1.4Section 1.8 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
Section 1.8. Changed Circumstances.
(a) Circumstances Affecting MUFG LIBO Rate or LMIR Availability. Unless and until a Replacement Rate is implemented in accordance with Section 1.8(c) below, if any Co-Agent notifies Seller and the other Agents that it has determined that funding an investment in any Receivable Interest at a rate based on the MUFG LIBO Rate or LMIR, as applicable, would violate any Applicable Law, or compliance by any of the Committed Purchasers (or any of their respective Funding Offices) that are in such Co-Agent’s Purchaser Group with any Applicable Law of any Governmental Authority, central bank or comparable agency having jurisdiction over such Committed Purchaser or its applicable Funding Office, or that (i) deposits of a type and maturity appropriate to match-fund its Receivable Interest at a rate based on the MUFG LIBO Rate or LMIR, as applicable, are not available or (ii) the MUFG LIBO Rate or LMIR, as applicable, does not accurately reflect the cost of acquiring or maintaining an investment in any Receivable Interest at a rate based on the MUFG LIBO Rate or LMIR, then the applicable Co-Agent shall suspend the availability of the MUFG LIBO Rate or LMIR, as applicable, from its Purchaser Group, and Yield on each applicable Committed Purchaser’s investments in the Receivable Interests shall accrue at the Alternate Base Rate.

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1Prior to giving effect to Section 1.1 of this Amendment, this term was the "BTMU LIBO Rate"

(b) Laws Affecting MUFG LIBO Rate or LMIR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Committed Purchasers (or any of their respective Funding Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Committed Purchasers (or any of their respective Funding Offices) to honor its obligations hereunder to make or maintain any investment in any Receivable Interest at a rate based on the MUFG LIBO Rate or LMIR, as applicable, the applicable Co-Agent shall promptly give notice thereof to the Seller and the other Agents. Thereafter, until such Co-Agent notifies the Seller and the other Agents that such circumstances no longer exist, (i) the obligations of such Committed Purchaser to make investments in any Receivable Interest at a rate based on the MUFG LIBO Rate or LMIR, as applicable, shall be suspended and all such investments in Receivable Interests of such Committed Purchaser shall thereafter accrue Yield at the Alternate Base Rate, and (ii) if any of the Committed Purchasers may not lawfully continue to maintain an investment in any Receivable Interest at a rate based on the MUFG LIBO Rate or LMIR, as applicable, to the end of the then current Interest Period, the applicable Committed Purchaser’s investment shall immediately be converted to an investment at the Alternate Base Rate for the remainder of such Interest Period.
(c) Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 1.8(a) above, if the applicable Co-Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 1.8(a)(i) or 1.8(a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein as the basis for computing the LIBOR Market Index Rate or the MUFG LIBO Rate, as applicable, is no longer a widely recognized benchmark rate for newly-originated loans in United States dollars in the U.S. syndicated loan market or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over such Co-Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for United States dollar loans in the U.S. syndicated loan market, then such Co-Agent may, to the extent practicable (in consultation with Seller and as determined by such Co-Agent to be generally in accordance with similar situations in other transactions in which it is serving as an agent or otherwise consistent with market practice generally), establish a replacement interest rate for the Committed Purchaser(s) in its Purchase Group (a “Replacement Rate”), in which case, such Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for such Committed Purchaser(s) for all purposes under the Transaction Documents unless and until (A) an event described in Section 1.8(a)(i), (a)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to such Replacement Rate or (B) such Co-Agent notifies Seller and the other Agents that such Replacement Rate does not adequately and fairly reflect the cost to the Committed Purchaser(s) in its Purchaser Group of making investments in the Receivable Interests at such Replacement Rate. In connection with the establishment and application of a Replacement Rate by any Co-Agent, this Agreement and the other Transaction Documents shall be amended solely with the consent of such Co-Agent, the Administrative Agent and Seller as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 1.8(c). Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 12.1), such amendment shall become effective without any further action or consent of any other party to this Agreement or such other Transaction Document so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Co-Agents, written notices from such Co-Agents that in the aggregate constitute Required Co-Agents, with each such notice stating that such Co-Agent objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Co-Agent objects). To the extent the Replacement Rate is approved by a Co-Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the applicable Co-Agent, such Replacement Rate shall be applied as otherwise reasonably determined by such Co-Agent (it being understood that any such modification by the applicable Co-Agent shall not require the consent of, or consultation with, any of the other Agents or Purchasers).

1.5A new Section 3.1(y) is hereby added to the Receivables Purchase Agreement which reads as follows:

(y) Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any State thereof and at least 51 percent of whose common stock or analogous equity interest is owned, directly or indirectly by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.

1.6Section 4.2(a) is hereby amended to insert the following immediate before the semi-colon at the end thereof:
“and all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the Beneficial Ownership Rule upon request by the Administrative Agent or any Purchaser”

1.7Section 5.1(a)(viii) is hereby amended and restated in its entirety to read as follows:

(viii) Beneficial Ownership Rule; Other Information. (A) Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, a duly executed Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent; and (B) promptly, from time to time upon request of the Administrative Agent or any Purchaser, such other information, documents, records or reports relating to the Receivables, the financial condition, operations or business of such Seller Party, or the aggregate principal amount of outstanding purchase money Indebtedness that is subject to a priming lien in respect of each Originator’s inventory as the Administrative Agent or any Purchaser may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Purchasers under or as contemplated by this Agreement.
1.8The first sentence of Section 12.1(b) is hereby amended and restated in its entirety to read as follows:

No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of Section 1.8(c) or this Section 12.1(b) or without satisfaction of the Rating Agency Condition, if applicable.

1.9Schedule A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A to this Amendment.

Except as specifically amended hereby, the Receivables Purchase Agreement and all exhibits and schedules attached thereto shall remain unaltered and in full force and effect.
2.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties to the Receivables Purchase Agreement, whether or not they are parties hereto, and their successors and permitted assigns.

3.Effectiveness. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:
(a)The Administrative Agent shall have received counterparts hereof, duly executed by each of the parties hereto;

(b)The Administrative Agent shall have received counterparts of the Amendment Fee Letter of even date herewith, duly executed by the Administrative Agent and the Co-Agents, and each of the Co-Agents shall have received payment of the Upfront Fee due and owing to its Purchaser Group; and

(c)Each of the representations and warranties contained in Article III of the Receivables Purchase Agreement as amended hereby is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case each of such representations and warranties is true and correct in all material respects as of such earlier date; provided that the materiality threshold in this clause (b) shall not be applicable to any representation or warranty which itself contains a materiality threshold.

4.Miscellaneous.

4.1CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

4.2CONSENT TO JURISDICTION. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY OF THE AGENTS OR THE PURCHASERS TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY OF THE AGENTS OR THE PURCHASERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

4.3WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.

4.4Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail message attaching a “PDF” or other image of a signed signature page shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

<Balance of Page Intentionally Left Blank>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.
SUPERIOR COMMERCE LLC, as Seller

By: ___/s/ Steven Cassanova___________________
Name:    Steven Cassanova
Title:     Treasurer

SCP DISTRIBUTORS LLC, as Servicer

By: ___/s/ Melanie Housey Hart________________
Name:    Melanie Housey Hart
Title:     Chief Accounting Officer

[Additional Signatures to Follow]

MUFG BANK, LTD. (f/k/a/ THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), individually and as Victory Group Co-Agent

By: ___/s/ Nicolas Mounier_____________________
Name:    Nicolas Mounier
Title:     Director

[Additional Signatures to Follow]

BANK OF AMERICA, N.A., individually and as BAML Group Co-Agent

By: ___/s/ Christopher Haynes___________________
Name:    Christopher Haynes
Title:     Vice President

Address for Notices:

Trade Receivables Securitization Finance
Bank of America Merrill Lynch
13510 Ballantyne Corporate Pl
Charlotte, NC 28277
Attn: Christopher Haynes
Phone: 980.683.4585
Email: christopher.haynes@baml.com
Fax: 704.409.0588

[Additional Signatures to Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION, INDIVIDUALLY, as Wells Group Co-Agent and as Administrative Agent

By: ___/s/ William P. Rutkowski________________
Name:    William P. Rutkowski
Title:     Director

[End of Signatures]